Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY, dated as of December 29, 2023 (this “Amendment”), is by and among ALLURION TECHNOLOGIES, LLC, a Delaware limited liability company (the “Borrower”), ALLURION TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party hereto, the Lenders party hereto, and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”). Reference is made to the Credit Agreement and Guaranty, dated as of August 1, 2023, among the Borrower, the Parent, certain Subsidiaries of the Parent from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and the Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended by this Amendment.

RECITALS

WHEREAS, the Borrower has notified the Agent that it intends to make a voluntary prepayment of the outstanding principal amount of the Loan in an amount equal to $20,000,000 on the Amendment No. 1 Effective Date (defined below) (the “Amendment No. 1 Prepayment”);

WHEREAS, the Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

SECTION 1.01. Amendments to the Credit Agreement. As of the Amendment No. 1 Effective Date (defined below), the Credit Agreement is hereby amended, as set forth below:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in their respective alphabetically correct places:

“Action Item Deadline” has the meaning set forth in Section 8.24.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement and Guaranty, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the Parent, the Subsidiaries of the Parent party thereto, the Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means December 29, 2023.

“Amendment No. 1 Prepayment” has the meaning set forth in Amendment No. 1.

“Conversion Date” means, with respect to any exercise by a Lender of its conversion option pursuant to Section 2.01(d), the date on which such Lender chooses to exercise such conversion option.

“Conversion Price” means, as of any time of determination, the volume weighted average price per share of common stock of the Parent for the preceding period of thirty (30) consecutive trading days ending on the trading day immediately preceding the Conversion Date.

“Conversion Share Cap” has the meaning set forth in Section 2.01(d).

“Conversion Shares” has the meaning set forth in Section 2.01(d).

“Conversion Shares Additional Effectiveness Deadline” has the meaning set forth in Section 8.23(a).

“Conversion Shares Effectiveness Deadline” has the meaning set forth in Section 8.23(a).

“Conversion Shares End Date” has the meaning set forth in Section 8.23(b).

“Conversion Shares Registration Statement” has the meaning set forth in Section 8.23(a).

“Conversion Shares Suspension Event” has the meaning set forth in Section 8.23(c).

“Converted Amount” means, with respect to any exercise by a Lender of its conversion option pursuant to Section 2.01(d), the principal amount of the Loans such Lender chooses to convert into common equity of the Parent as a result of such exercise.

“Optional Conversion Amount” means, as of the applicable Conversion Date, the lesser of (a) $20,000,000, minus the aggregate principal amount of the Loans that has already been converted into common stock of the Parent pursuant to Section 2.01(d) prior to such date, and (b) the aggregate outstanding principal amount of the Loans as of such date.

“Plan Effective Date” has the meaning set forth in Section 8.24.

“Principal Market” shall mean the New York Stock Exchange; provided, however, that in the event the Parent’s common stock is ever listed or traded on the Nasdaq Global Market, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Parent’s common stock is then listed or traded.

“Restructuring Plan” has the meaning set forth in Amendment No. 1.

“Specified Conversion” has the meaning set forth in Section 2.01(d).

(b) Clause (iv) of the definition of “Excluded Account” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “bank or similar deposit accounts with balances that at no time exceed $1,500,000 in the aggregate for all such accounts”.

(c) The definition of “Material Agreement” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “$3,000,000” in each of clause (x) and clause (y) of clause (b) thereof with the text “$1,500,000”.

(d) The definition of “Revenue” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revenue” means, for any applicable fiscal period, consolidated total gross revenues of the Parent and its Subsidiaries for such fiscal period resulting from the sale of Products in connection with Product Commercialization and Development Activities in the ordinary course of business, as recognized on the income statement of Parent and its Subsidiaries for such fiscal period, determined on a consolidated basis in accordance with GAAP, less the sum of (i) all discounts and allowances (including chargebacks, shelf stock adjustments and allowances), (ii) amounts repaid or credited by reason of rejection, returns or recalls, rebates or bona fide price reductions, (iii) rebates and similar payments actually made with respect to sales paid for by Federal or state Medicaid, Medicare or similar U.S. or non-US governmental programs, (iv) excise Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of any Products, (v) all one-time, extraordinary or non-recurring payments of any type or nature, in each case to the extent included in the computation of consolidated total gross revenues of the Parent and its Subsidiaries for such fiscal period, and (vi) any accounts receivable (or equivalent) that (x) in the case of any such account receivable issued to or payable by a Person located or resident in the U.S., have been outstanding in excess of sixty (60) days from the earlier of (A) the date of invoice for such account receivable and (B) the date of shipment of any Products covered by such account receivable, (y) in the case of any such account receivable issued to or payable by a Person located or resident outside the U.S., have been outstanding in excess of one hundred twenty (120) days from the earlier of (A) the date of invoice for such account receivable and (B) the date of shipment of any Products covered by such account receivable, or (z) have been written off as uncollectible (or equivalent) or, pursuant to applicable policies or practices of the Parent or any of its Subsidiaries, as the case may be, should be written off as uncollectible (or equivalent).”

(e) The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety: “EBITDA Adjustment” and “Permitted Acquisition”.

(f) Section 2.01 of the Credit Agreement is hereby amended by adding a new clause (d) as follows:

“(d) At any time after March 31, 2024, each Lender shall have the right to convert a portion of the outstanding principal amount of Loans owing to it not in excess of its Proportionate Share of the Optional Conversion Amount into a number of shares of common stock of the Parent obtained by dividing the Converted Amount by the Conversion Price (any such shares, “Conversion Shares”), which Conversion Shares shall be (i) issued pursuant to a subscription agreement by and between Parent and such Lender substantially in the form attached hereto as Exhibit M and (ii) registered pursuant to a Conversion Shares Registration Statement which shall be filed and effective on or before the applicable dates, and subject to the terms and conditions, provided in Section 8.23. Notwithstanding any provision in this Agreement or in any other Loan Document to the contrary, in no event shall the Early Prepayment Fee or Exit Fee be payable or applicable or otherwise factored into the Conversion Price with respect to any conversion of any portion of the outstanding principal amount of the Loans pursuant to this Section 2.01(d). Notwithstanding anything herein to the contrary, Parent shall not be obligated to issue Conversion Shares pursuant to a Lender exercising its rights under this Section 2.01(d) (a “Specified Conversion”), to the extent that after giving effect to the issuance thereof, the aggregate number of Conversion Shares that would have been issued as a result of such Specified Conversion plus all Conversion Shares issued or to be issued pursuant to any concurrent or prior exercise by a Lender of its rights under this Section 2.01(d), would equal or exceed the share and share equivalent thresholds referenced in Section 312.03 of the NYSE Listed Company Manual (or if the New York Stock Exchange is not the Principal Market, then the applicable rules of the Principal Market) (the “Conversion Share Cap”) such that the issuance of the Conversion Shares pursuant to such Specified Conversion would require approval from Parent stockholders under the applicable rules of the Principal Market and, subject to the proviso at the end of this sentence, the Converted Amount shall be automatically reduced to such amount as would result in the Conversion Share Cap not being exceeded and the amount by which such Converted Amount is reduced shall continue to constitute outstanding Loan principal hereunder; provided that, at its option, the Lender that triggered the Specified Conversion may (i) require that, at its next annual meeting of Parent stockholders (or at such earlier vote of stockholders as Parent may elect) Parent submit for the approval of Parent’s stockholders the issuance of Conversion Shares pursuant to this Section 2.01(d) in a number equal to or in excess of the Conversion Share Cap (which submission shall be made by Parent, acting diligently and in good faith manner, and using resources and endeavoring in manner consistent with the resources and endeavors that Parent has generally applied when soliciting approval from its stockholders for other matters) or (ii) elect to convert the Converted Amount designated for such Specified Conversion at a Conversion Price equal to the minimum conversion price required by the Principal Market to allow for Conversion Shares to be issued hereunder in excess of the Conversion Share Cap without obtaining stockholder approval. Furthermore, notwithstanding anything herein to the contrary, Parent shall not issue any Conversion Shares pursuant to this Agreement if such issuance would or could reasonably be expected to result in a violation of the Securities Act or a breach of the rules of the Principal Market.”

(g) Section 8.01(b) of the Credit Agreement is hereby amended by deleting the text “first three (3)”.

(h) Section 8 of the Credit Agreement is hereby amended by adding new Sections 8.23, 8.24 and 8.25 as follows:

“8.23 Registration of Conversion Shares.

(a) Subject to Section 8.23(f) and Section 8.23(k) the Parent agrees that, within forty-five (45) calendar days following any Conversion Date, the Parent will file with the Commission (at the Parent’s sole cost and expense) a registration statement registering the resale of the Conversion Shares (a “Conversion Shares Registration Statement”), and the Parent shall use its commercially reasonable efforts to have the Conversion Shares Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the applicable Conversion Date (the “Conversion Shares Effectiveness Deadline”); provided that the Conversion Shares Effectiveness Deadline shall be extended to one hundred twenty (120) calendar days after such Conversion Date if the Conversion Shares Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided further that the Parent shall have the Conversion Shares Registration Statement declared effective within ten (10) Business Days after the date the Parent is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Conversion Shares Registration Statement will not be “reviewed” or will not be subject to further review; provided further that (i) if the Conversion Shares Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Conversion Shares Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown the Conversion Shares Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remained closed. Unless otherwise agreed to in writing by the applicable Lenders prior to the filing of the Conversion Shares Registration Statement, no Lender shall be identified as a statutory underwriter in the Conversion Shares Registration Statement; provided that if the Commission requests that any Lender be identified as a statutory underwriter in the Conversion Shares Registration Statement, such Lender will have the opportunity to withdraw from the Conversion Shares Registration Statement upon its prompt written request to the Parent. Notwithstanding the foregoing, if the Commission prevents the Parent from including any or all of the shares proposed to be registered under the Conversion Shares Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Equity Interests proposed to be covered by the Conversion Shares Registration Statement by the applicable stockholders or otherwise, such Conversion Shares Registration Statement shall register for resale such number of such Equity Interests which is equal to the maximum number of such Equity Interests as is permitted by the Commission. In such event, the number of such Equity Interests or other shares to be registered for each selling stockholder named in the Conversion Shares Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Parent shall amend the Conversion Shares Registration Statement or file one or more new Conversion Shares Registration Statement(s) (such amendment or new Conversion Shares Registration Statement shall also be deemed to be a “Conversion Shares Registration Statement” hereunder) to register such additional Equity Interests and cause such amendment or Conversion Shares Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Conversion Shares Registration Statement (the “Conversion Shares Additional Effectiveness Deadline”); provided that the Conversion Shares Additional Effectiveness Deadline shall be extended to one hundred thirty-five (135) calendar days after the filing of such Conversion Shares Registration Statement if such Conversion Shares Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided further that the Parent shall have such Conversion Shares Registration Statement declared effective within ten (10) Business Days after the date the Parent is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Conversion Shares Registration Statement will not be “reviewed” or will not be subject to further review; provided further that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Conversion Shares Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Conversion Shares Effectiveness Deadline shall be extended by the same number of Business Days that the Commission remained closed. Any failure by the Parent to have a Conversion Shares Registration Statement declared effective by the Conversion Shares Effectiveness Deadline or Conversion Shares Additional Effectiveness Deadline shall not otherwise relieve the Parent of its obligations to file or effect a Conversion Shares Registration Statement as set forth in this Section 8.23.

(b) The Parent agrees that, except for such times as the Parent is permitted hereunder to suspend the use of the prospectus forming part of a Conversion Shares Registration Statement, the Parent will use its commercially reasonable efforts to cause such Conversion Shares Registration Statement to remain effective with respect to the applicable Lenders, including to prepare and file any post-effective amendments to such Conversion Shares Registration Statement or supplements to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which all applicable Lenders cease to hold any Conversion Shares issued pursuant to this Agreement and (ii) the first date on which the applicable Lenders can sell all of their respective Conversion Shares issued pursuant to this Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Parent to be in compliance with the current public information required under Rule 144(c)(l) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “Conversion Shares End Date”). Prior to the Conversion Shares End Date, the Parent will use commercially reasonable efforts to (1) obtain the withdrawal of any order suspending the effectiveness of any Conversion Shares Registration Statement as soon as reasonably practicable, file all reports, and provide all customary and reasonable cooperation, necessary to enable the applicable Lenders to resell Conversion Shares pursuant to the Conversion Shares Registration Statement and (2) qualify the Conversion Shares for listing on the Principal Market and update or amend the Conversion Shares Registration Statement as necessary to include Conversion Shares. The Parent will use its commercially reasonable efforts to (A) for so long as any applicable Lender holds any Conversion Shares, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of the Parent under the Exchange Act so long as the Parent remains subject to such requirements to enable any such Lender to resell the Conversion Shares pursuant to Rule 144, (B) at the reasonable request of any applicable Lender, deliver all the necessary documentation to cause the Parent’s transfer agent to remove all restrictive legends from any Conversion Shares being sold under the Conversion Shares Registration Statement or pursuant to Rule 144 at the time of sale of its Conversion Shares, or that may be sold by any applicable Lender without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) of this Section 8.23(b) upon the receipt of any applicable Lender representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. The applicable Lenders agree to disclose their respective beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Conversion Shares to the Parent (or its successor) upon reasonable request to assist the Parent in making the determination described above.

(c) The Parent’s obligations to include the Conversion Shares of any applicable Lender in the Conversion Shares Registration Statement are contingent upon such Lender furnishing in writing to the Parent a completed selling stockholder questionnaire in customary form that contains such information regarding such Lender, the securities of the Parent held by such Lender and the intended method of disposition of the Conversion Shares as shall be reasonably requested by the Parent to effect the registration thereof, and each applicable Lender shall execute such documents in connection with such registration as the Parent may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Parent shall be entitled to postpone and suspend the effectiveness or use of the Conversion Shares Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Conversion Shares Registration Statement following the filing of the Parent’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Conversion Shares Registration Statement; provided that the Parent shall request such information from any such Lender, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Conversion Shares Registration Statement with the Commission. In the case of the registration effected by the Parent pursuant to this Agreement, the Parent shall, upon reasonable request, inform any requesting Lender as to the status of such registration. No Lender shall be entitled to use the Conversion Shares Registration Statement for an underwritten offering of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Parent may delay or postpone filing of such Conversion Shares Registration Statement, and from time to time require any applicable Lender not to sell under the Conversion Shares Registration Statement or suspend the use or effectiveness of any such Conversion Shares Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (B) such filing or use would materially affect a bona fide business or financing transaction of the Parent or would require premature disclosure of information that would materially adversely affect the Parent, (C) in the good faith judgment of the majority of the members of the Parent’s Board, such filing or effectiveness or use of such Conversion Shares Registration Statement would be seriously detrimental to the Parent, or (D) the majority of the Board determines to delay the filing or initial effectiveness of, or suspend use of, a Conversion Shares Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with guidance from the Commission relating to, initial public offering securities or expenses or future Commission guidance directed at special purpose acquisition companies, or any related disclosure or related matters (each such circumstance, a “Conversion Shares Suspension Event”); provided that (w) the Parent shall not so delay filing or so suspend the use of the Conversion Shares Registration Statement for a period of more than sixty (60) consecutive days or more than one hundred twenty (120) total calendar days, or more than three (3) times in any three hundred sixty (360) day period and (x) the Parent shall use commercially reasonable efforts to make such Conversion Shares Registration Statement available for the sale by each applicable Lender of such securities as soon as practicable thereafter.

(d) Upon receipt of any written notice from the Parent (which notice shall not contain any material non-public information regarding the Parent) of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Conversion Shares Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Conversion Shares Suspension Event during the period that the Conversion Shares Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Conversion Shares Suspension Event, or (iii) if as a result of a Conversion Shares Suspension Event the Conversion Shares Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each applicable Lender agrees that (1) it will immediately discontinue offers and sales of the Conversion Shares under the Conversion Shares Registration Statement until such Lender receives copies of a supplemental or amended prospectus (which the Parent agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Parent that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Parent unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Parent, any applicable Lender will deliver to the Parent or, in such Lender’s sole discretion destroy, all copies of the prospectus covering the Conversion Shares in its possession; provided that this obligation to deliver or destroy all copies of the prospectus covering the Conversion Shares shall not apply (x) to the extent such Lender is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) For purposes of this Section 8.23, (i) “Conversion Shares” shall mean, as of any date of determination, the Conversion Shares (as defined herein) and any other equity security issued or issuable with respect to the Conversion Shares by way of share split, dividend, distribution, recapitalization, merger, exchange or replacement, and (ii) “Lender” shall include any Person to which the rights under this Section 8.23 shall have been duly assigned.

(f) The Parent shall indemnify and hold harmless each applicable Lender (to the extent such Lender is a seller under the Conversion Shares Registration Statement), the officers, directors, members, managers, partners, agents and employees of each such Lender, each Person who controls any such Lender (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable Law, from and against any and all Losses arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Conversion Shares Registration Statement, any prospectus included in the Conversion Shares Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding such Lender furnished in writing to the Parent by or on behalf of such Lender expressly for use therein or such Lender has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of such Lender in violation of clause (g), below. Notwithstanding the foregoing, the Parent’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed). Upon the request of any applicable Lender, the Parent shall provide such Lender with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 8.23 of which the Parent receives notice in writing.

(g) Each applicable Lender shall, severally and not jointly with any other applicable Lender in the offering contemplated by this Agreement, indemnify and hold harmless the Parent, its directors, officers, members, managers, partners, agents and employees, each Person who controls the Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling Persons, to the fullest extent permitted by applicable Law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Conversion Shares Registration Statement, any prospectus included in the Conversion Shares Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Lender furnished in writing to the Parent by or on behalf of such Lender expressly for use therein. In no event shall the liability of any Lender hereunder be greater in amount than the dollar amount of the net proceeds received by such Lender upon the sale of its Conversion Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the indemnification obligation of each applicable Lender hereunder shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of such Lender (which consent shall not be unreasonably withheld or delayed).

(h) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(i) The indemnification provided for under this Section 8.23 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of the Conversion Shares.

(j) If the indemnification provided under this Section 8.23 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided that the liability of each applicable Lender hereunder shall be limited to the net proceeds received by such Lender from the sale of Conversion Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 8.23, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section l l(f) of the Securities Act) shall be entitled to contribution pursuant to this clause (j) from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Section 8.23 or the transactions contemplated hereby.

8.24 Restructuring Plan. On or before January 15, 2025, the Parent shall have prepared and delivered to the Agent, in writing and in reasonable detail, a restructuring plan (the “Restructuring Plan”) that shall be substantially consistent with the plans previously proposed by the Parent with respect to the business and operations of the Parent and its Subsidiaries and discussed with the Agent and shall be reasonably acceptable to the Agent in all respects. The Parent acknowledges and agrees for itself and its Subsidiaries that the Restructuring Plan must be in full effect and operation no later than January 15, 2024. The Parent further acknowledges and agrees for itself and its Subsidiaries that time is of the essence for the completion and satisfaction of each action item set forth in the Restructuring Plan, and the Parent shall, or shall cause its Subsidiaries (as the case may be), to complete and implement each such action item no later than the corresponding deadline set forth in the Restructuring Plan (or such later deadline as the Agent may agree in its sole discretion) (each an “Action Item Deadline”).

8.25 13-Week Cash Flow Reporting. On or before January 5, 2024, the Borrower shall have prepared and delivered to the Agent, a form of 13-week cash flow statement covering the next succeeding 13-week period (commencing with the week such statement is delivered) forecasting the consolidated, projected Revenue and cash disbursements of the Obligors during such 13-week period that shall be reasonably acceptable to the Agent in all respects. Commencing with the second calendar week of the 2024 fiscal year, the Borrower shall provide to the Agent on the first Business Day of each calendar week following the Amendment No. 1 Effective Date a 13-week cash flow statement in substantially the form agreed between the Borrower and the Agent pursuant to this Section 8.25.”

(i) Section 9.01(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(j) Section 9.01(n) of the Credit Agreement is hereby amended by deleting the text “$500,000” and replacing it with the text “$250,000”.

(k) Section 9.01(s) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(l) Section 9.02(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(m) Section 9.02(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(n) Section 9.03 of the Credit Agreement is hereby amended by deleting the text “other than Permitted Acquisitions,” at the beginning of clause (iv) thereof.

(o) Section 9.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“9.04 Lines of Business. The Obligors shall not, and shall not permit any of their Subsidiaries to, engage in any business other than the development, manufacture, marketing, sale and commercialization of the Allurion™ Gastric Balloon and related hardware accessories and services.”

(p) Section 9.05(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(q) Section 9.05(l) of the Credit Agreement is hereby amended by (i) deleting the text “a Permitted Acquisition or” in clause (i) thereof and (ii) deleting the text “is” before the text “permitted pursuant hereto” in clause (i) thereof.

(r) Section 9.05(p) of the Credit Agreement is hereby amended by adding the text “subject, in each case, to the consent of the Agent, in its sole and absolute discretion,” at the beginning thereof.

(s) Section 9.05(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(t) Section 9.06(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(u) Section 9.09(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved];”.

(v) Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“10.01 Minimum Liquidity. The Borrower shall at all times, commencing with the Amendment No. 1 Effective Date through and including the applicable date set forth below, maintain a minimum balance of cash in one or more Controlled Accounts maintained with one or more commercial banks or similar deposit-taking institutions in the U.S. that are free and clear of all Liens, other than Liens granted under the Loan Documents in favor of the Secured Parties, in an aggregate amount not less than the corresponding amount set forth opposite such date:

Fiscal Quarter Ending	Liquidity
March 31, 2024	$33.5 million
June 30, 2024	$23.5 million
September 30, 2024	$16.9 million
December 31, 2024 and Thereafter	$12.5 million”

(w) The table set forth in Section 10.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Fiscal Quarter Ending	TTM Revenue
March 31, 2024	$92.0 million
June 30, 2024	$105.5 million
September 30, 2024	$98.3 million
December 31, 2024	$108.0 million
March 31, 2025	$119.6 million
June 30, 2025	$125.8 million
September 30, 2025 and Thereafter	$107.3 million

(x) Section 11.01(d) of the Credit Agreement is hereby amended to add the text “8.23, 8.24, 8.25” immediately after the text “8.22”.

(y) Section 14.15 of the Credit Agreement is hereby amended to add the text “investors or potential investors,” immediately before the text “employees” in clause (iii) thereof.

(z) The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit M in the form attached as Exhibit M hereto.

ARTICLE II

ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND

REPRESENTATIONS AND WARRANTIES

SECTION 2.01. Each Obligor confirms, agrees, represents and warrants that, notwithstanding the effectiveness of this Amendment, the Obligations of such Obligor under the Credit Agreement and each other Loan Document to which such Obligor is a party shall not be and have not been impaired or limited and the Credit Agreement and each other Loan Document to which such Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects by such Obligor, in each case, as expressly modified by the terms of this Amendment.

SECTION 2.02. Each Obligor hereby acknowledges, agrees, represents and warrants that, except as expressly provided in this Amendment, no term or provision of the Credit Agreement or any other Loan Document to which such Obligor is a party is amended, waived or otherwise modified in any respect.

SECTION 2.03. To induce the Agent and the Lenders to execute and deliver this Amendment, each Obligor party hereto further represents and warrants to the Agent and the Lenders that as of the date hereof each of the following statements are true and correct:

(a) The execution and delivery of this Amendment by each Obligor party hereto, and the performance of this Amendment, the Credit Agreement as amended hereby and each other Loan Document to which such Obligor is a party, has been duly authorized by all necessary corporate or other organizational action on the part of such Obligor and this Amendment, the Credit Agreement as amended hereby and each other Loan Document to which such Obligor is a party, each constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The execution and delivery of this Amendment by each Obligor party hereto, and the performance of this Amendment, the Credit Agreement as amended hereby and each other Loan Document to which such Obligor is party, does not (i) violate or conflict with any Law, (ii) violate or conflict with any Organic Document of such Obligor, (iii) violate or conflict with any applicable Governmental Approval of any Governmental Authority, (iv) violate or result in a default under any Material Agreement binding upon Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (v) result in the creation of any Lien (other than Permitted Liens) on any asset of such Obligor or any of its Subsidiaries.

(c) No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution and delivery of this Amendment or the performance of this Amendment, the Credit Agreement as amended hereby or any other Loan Document to which such Obligor is a party, in each case by such Obligor.

(d) Immediately before and after giving effect to this Amendment, (i) the representations and warranties set forth in each Loan Document that are qualified by materiality, Material Adverse Effect or the like shall, in each case, be true and correct as of the Amendment No. 1 Effective Date (or, if earlier, as of such date specified in such representation and warranty) and (ii) the representations and warranties set forth in this each Loan Document that are not qualified by materiality, Material Adverse Effect or the like shall, in each case, be true and correct in all material respects as of the Amendment No. 1 Effective Date (or, if earlier, as of such date specified in such representation and warranty).

(e) Immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(f) On the Amendment No. 1 Effective Date, after giving effect to the Amendment No. 1 Prepayment and the capitalization of the Early Prepayment Fee, Exit Fee and Amendment Fee as contemplated pursuant to Sections 3.01(d) and (e) below, the aggregate outstanding principal amount of the Loans equals $43,100,000.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01. Conditions to Effectiveness of this Amendment. This Amendment shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver of each of the following conditions precedent in a manner reasonably satisfactory to the Agent (the date of satisfaction of such conditions being referred to as the “Amendment No. 1 Effective Date”):

(a) Executed Amendment. The Agent shall have received this Amendment, duly executed by the Borrower, the Subsidiary Guarantors, the Agent and each of the Lenders party hereto (which constitute all of the Lenders under the Credit Agreement as of the date hereof).

(b) Representations and Warranties. The statements, representations and warranties contained in Article II above shall each be true and correct, both immediately before and after giving effect to this Amendment, and the Agent shall have received a certificate executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Agent, addressed to it and the Lenders and certifying as to the foregoing.

(c) Amendment No. 1 Prepayment. The Agent shall have received payment in full of the Amendment No. 1 Prepayment by wire transfer of immediately available funds to an account designated by the Agent.

(d) Early Prepayment Fee; Exit Fee. With respect to the Amendment No. 1 Prepayment, the Parent, the Borrower, the Agent and the Lenders hereby confirm and agree that (i) the associated Exit Fee equals $600,000, (ii) notwithstanding anything to the contrary in the Credit Agreement or in any other Loan Document, the associated Early Prepayment Fee equals $2,100,000 and (iii) both such fees (in the aggregate amount of $2,700,000) shall be deemed to have been paid “in-kind” on the Amendment No. 1 Effective Date and shall be capitalized and added to the outstanding principal amount of the Loans on the Amendment No. 1 Effective Date and such amount shall be deemed to be a Loan made under the Credit Agreement by the Lenders for all purposes of the Credit Agreement and each other Loan Document.

(e) Amendment Fee. An amount equal to $400,000 (the “Amendment Fee”) in respect of which the Parent, the Borrower, the Agent and the Lenders hereby confirm and agree (i) represents an amendment fee payable to the Lenders in consideration for the amendments to the Credit Agreement made hereby and (ii) that the full amount thereof shall be deemed to have been paid “in-kind” on the Amendment No. 1 Effective Date and shall be capitalized and added to the outstanding principal amount of the Loans on the Amendment No. 1 Effective Date and such amount shall be deemed to be a Loan made under the Credit Agreement by the Lenders for all purposes of the Credit Agreement and each other Loan Document.

(f) Costs and Expenses, Etc. The Agent shall have received for its account and the account of each Lender all reasonable and documented out of pocket fees, costs and expenses due and payable to them pursuant to Section 14.03 of the Credit Agreement (including the Agent’s and each Lender’s reasonable and documented legal fees and out-of-pocket expenses).

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Governing Law; Jurisdiction; Jury Trial. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York. The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.

SECTION 4.02. Effect of this Amendment.

(a) On and after the Amendment No. 1 Effective Date, each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and each other Loan Documents. The Obligors party hereto agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and other Loan Documents shall, except as expressly set forth in this Amendment, remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, waivers, consents and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified, waived or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Agent under the Credit Agreement or any other Loan Document, or a waiver of any Default or Event of Default or non-compliance with any term or condition contained in the Credit Agreement. Except as expressly set forth in this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of the Agent or any Lender under any Loan Document or applicable Law, nor constitute a waiver of any provision of the Credit Agreement except as expressly set forth herein.

SECTION 4.03. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement, any other Loan Document or any Obligation thereunder.

SECTION 4.04. Waiver and Release. TO INDUCE THE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE PARENT, THE BORROWER AND THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THEY:

(a) WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.

(b) FOREVER RELEASE, RELIEVE, AND DISCHARGE THE AGENT, THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

(c) IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d) COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(e) REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

SECTION 4.05. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

SECTION 4.06. Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

SECTION 4.07. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

SECTION 4.08. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

SECTION 4.09. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date hereof.

BORROWER

ALLURION TECHNOLOGIES, LLC

By	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

PARENT:

ALLURION TECHNOLOGIES, INC.

By	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

SUBSIDIARY GUARANTORS

EXECUTED by ALLURION AUSTRALIA PTY LTD ACN 658 546 117 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	) ) ) ) ) ) )
/s/ Shantanu Gaur
Signature of director Shantanu Gaur	) ) ) ) )
Name of director (block letters)

[Signature Page to Amendment No. 1]

AGENT:

FORTRESS CREDIT CORP.

By	/s/ Timothy Bailey
Name: Timothy Bailey
Title: Authorized Signatory

LENDERS:

CFIP2 ALLE LLC

By	/s/ Timothy Bailey
Name: Timothy Bailey
Title: Treasurer

[Signature Page to Amendment No. 1]

Exhibit M

Form of Subscription Agreement

(See attached).